EXHIBIT 99.1

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

BANCTEC, INC., EXCLUDING BANCTEC JAPAN

The following pro forma consolidated financial information is based on the historical financial statements of BancTec, Inc. (“BTI”) and BancTec Japan (“BTJ”), and reflects the pro forma effects of the Sale of BTJ (“Sale”).  Relevant information regarding the Sale, which became effective on November 27, 2002, was provided in Item 2 of this filing.

The pro forma consolidated balance sheet as of September 30, 2002, was prepared as if the Sale had occurred on that date.  The pro forma consolidated statements of income for the year ended December 31, 2001, and the nine-month period ended September 30, 2002, were prepared as if the Sale had occurred on January 1, 2001.  The deferral of any portion of the Sale proceeds has not been finally determined and such determination may change the ultimate financial results.

In the opinion of management, the pro forma financial information presented is not necessarily indicative of the results that would have occurred for the periods presented.  The pro forma financial information should be read in conjunction with the historical financial statements of BTI for the year ended December 31, 2001.

BANCTEC, INC., EXCLUDING BANCTEC JAPAN

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2002

(UNAUDITED — AMOUNTS IN THOUSANDS)

		Less
	BancTec,	BancTec		Pro Forma	Pro Forma
	Inc.	Japan		Adjustments	Consolidated
Current Assets:
Cash and cash equivalents	$33,417	$4,811	(1)	$	$28,606
Accounts receivable	61,825	7,234	(2)	68	54,659
Inventories	40,891	9,104			31,787
Prepaid expenses	8,056	1,961			6,095
Total current assets	144,189	23,110		68	121,147

Property, Plant & Equipment, net	62,988	4,641			58,347
Goodwill	48,336				48,336
Other Assets	20,472	6,437	(2,3,4)	—	14,035

Total Assets	$275,985	$34,188		$68	$241,865

Current Liabilities:
Revolving credit facilities	$9,800	$	$		$9,800
Trade accounts payable	17,051	3,800	(2)	1,444	14,695
Other accrued expenses & liabilities	47,696	3,541			44,155
Deferred revenue	57,934	1,551			56,383
Income taxes	2,666	45			2,621
Total current liabilities	135,147	8,937		1,444	127,654

Long-Term Debt, less current maturities	299,173		(1)	(82,500)	216,673

Other Liabilities	38,040	4,835			33,205

Mandatory Redeemable Preferred Stock-Series A	14,343				14,343

Stockholders’ Deficit:
Series B convertible preferred	7,831				7,831
Common stock	170	2,279	(3)	2,279	170
Class A common	12				12
Subscription stock warrants	3,726				3,726
Additional paid-in capital	131,942	1,104	(3)	1,104	131,942
Accumulated deficit	(345,180)	17,595	(1,4)	78,303	(284,472)
Accumulated other comprehensive loss	(9,219)	(562)	(4)	(562)	(9,219)
Total stockholders’ deficit	(210,718)	20,416		81,124	(150,010)

Total Liabilities & Stockholders’ Deficit	$275,985	$34,188		$68	$241,865

The accompanying notes are an integral part of this financial statement

BANCTEC, INC., EXCLUDING BANCTEC JAPAN

NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2002

(UNAUDITED — AMOUNTS IN THOUSANDS)

1.               These adjustments reflect the receipt of net adjusted Sales proceeds totaling $82,500, and the application of those proceeds in payment of the Subordinated Unsecured Sponsor Notes.

2.               This adjustment represents the elimination of BTJ’s net intercompany balances owed to other BTI affiliates totaling $1,376, which were included in BTJ’s accounts receivable and trade accounts payable balances as of September 30, 2002,

3.               These adjustments reflect the elimination of BTJ’s common stock and additional paid-in capital balances as of September 30, 2002, since such balances were already properly eliminated in the BTI amounts.

4.               This adjustment represents the elimination of BTJ’s accumulated retained earnings, which is already included in the BTI amount, and the addition of the gain associated with the Sale totaling $60,708 (computed as of September 30, 2002).

BANCTEC, INC., EXCLUDING BANCTEC JAPAN

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001

(UNAUDITED — AMOUNTS IN THOUSANDS)

		Less
	BancTec,	BancTec		Pro Forma	Pro Forma
	Inc.	Japan		Adjustments	Consolidated
Revenue
Equipment and software	$234,570	$63,041		$	$171,529
Maintenance and other services	271,167	15,432			255,735
	505,737	78,473			427,264
Cost of Sales
Equipment and software	192,105	39,661			152,444
Maintenance and other services	230,250	11,315			218,935
	422,355	50,976			371,379

Gross profit	83,382	27,497			55,885

Operating Expenses
Product development	17,744	1,818			15,926
Selling, general and administrative	87,661	12,438			75,223
Goodwill amortization	3,215				3,215
	108,620	14,256			94,364
Income (loss) from operations	(25,238)	13,241			(38,479)

Other Income (Expense)
Interest income	893	73			820
Interest expense	(35,548)	(21)	(5)	8,250	(27,277)
Sundry, net	21,491	563			20,928
	(13,164)	615		8,250	(5,529)
Income (Loss) from Continuing Operations Before Income Tax	(38,402)	13,856		8,250	(44,008)
Income Tax Expense	6,739	6,294			445
Income (Loss) from Continuing Operations	(45,141)	7,562		8,250	(44,453)
Loss from Discontinued Operation, Net of Tax	(685)				(685)

Net Income (Loss)	(45,826)	7,562		8,250	(45,138)
Preferred Stock Dividends and Accretion of Discount	(2,717)				(2,717)
Net Loss Applicable to Common Stock	$(48,543)	$7,562		$8,250	$(47,855)

The accompanying notes are an integral part of this financial statement

BANCTEC, INC., EXCLUDING BANCTEC JAPAN

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002

(UNAUDITED — AMOUNTS IN THOUSANDS)

		Less
	BancTec,	BancTec		Pro Forma	Pro Forma
	Inc.	Japan		Adjustments	Consolidated
Revenue
Equipment and software	$142,254	$40,446		$	$101,808
Maintenance and other services	197,277	11,234			186,043
	339,531	51,680			287,851
Cost of Sales
Equipment and software	106,751	28,739			78,012
Maintenance and other services	145,652	8,443			137,209
	252,403	37,182			215,221

Gross profit	87,128	14,498			72,630

Operating Expenses
Product development	11,770	448			11,322
Selling, general and administrative	53,097	9,861			43,236
	64,867	10,309			54,558
Income (loss) from operations	22,261	4,189			18,072

Other Income (Expense)
Interest income	179	24			155
Interest expense	(22,636)	(20)	(5)	6,188	(16,428)
Sundry, net	4,534	16			4,518
	(17,923)	20		6,188	(11,755)
Income (Loss) from Continuing Operations Before Income Tax	4,338	4,209		6,188	6,317
Income Tax Expense	3,546	1,802			1,744

Net Income (Loss)	792	2,407		6,188	4,573
Preferred Stock Dividends and Accretion of Discount	(2,491)				(2,491)
Net Loss Applicable to Common Stock	$(1,699)	$2,407		$6,188	$2,082

The accompanying notes are an integral part of this financial statement

BANCTEC, INC., EXCLUDING BANCTEC JAPAN

NOTES TO THE PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2001 AND

THE SIX-MONTH PERIOD ENDED SEPTEMBER 30, 2002

(UNAUDITED — AMOUNTS IN THOUSANDS)

5.                     This adjustment represents a reduction of the interest expense that would have been incurred by BTI due to the assumed payoff of $82,500 in Subordinated Unsecured Sponsor Notes at January 1, 2001.

In accordance with the SEC’s guidelines for the preparation of pro forma income statement information, no pro forma adjustment has been included for the effect of any additional interest income that would have been earned by BTI.   Likewise, no pro forma adjustment has been included for the effect of the gain associated with the Sale.